BEDFORD CURRY & CO.
CHARTERED ACCOUNTANTS

                                                         MICHAEL J. BEDFORD INC.
                                                              JOHN E. CURRY INC.

Board of Directors
Voice Mobility International, Inc.
Suite 701, 543 Granville Street
Vancouver, BC
V6C 1Y8

Dear Sirs,

LETTER OF CONSENT

     We, Bedford Curry & Co., hereby consent to the use of our report relating to the audited financial statements for the years ended December 31 1998 and 1997 for Voice Mobility Inc. in a registration statement on Form 10-SB of Voice Mobility International, Inc. (previously Equity Capital Group Inc.) to be filed with the Securities and Exchange Commission.


                                                /s/ BEDFORD CURRY & CO.
                                                    CHARTERED ACCOUNTANTS


     Dated: September 13, 1999